Exhibit 21

                   Subsidiaries of ACT Teleconferencing, Inc.

                                                        Jurisdiction of
              Name                                      Incorporation
              ----                                      -------------

ACT Teleconferencing Services, Inc.,
formerly ACT Capital, Inc.                              Minnesota, USA

ACT VideoConferencing, Inc.,
formerly NBS, Inc.                                      Minnesota, USA

ACT Research, Inc.                                      Colorado, USA

ACT Proximity, Inc.                                     Colorado, USA

ACT Teleconferencing Canada Inc.                        Canada

ACT Teleconferencing Limited                            United Kingdom

ACT Business Solutions Limited,
formerly Multimedia and Teleconferencing
Services Limited                                        United Kingdom

ACT Teleconferencing France SA                          France

ACT Teleconferencing GmbH                               Germany

ACT Teleconferencing BV                                 Netherlands

ACT Teleconferencing Belgium SA                         Belgium

ACT Teleconferencing (Pty) Limited                      Australia

ACT Teleconferencing Hong Kong Limited                  Hong Kong

ACT Teleconferencing of Bermuda Limited                 Bermuda

ACT Teleconferencing Singapore PTE Limited              Singapore